UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

8point3 Energy Partners LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-37447	47-3298142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Rio Robles San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On June 29, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Contribution Agreement (the “Contribution Agreement”) with SunPower Corporation (“SunPower”) and SunPower AssetCo, LLC, a wholly-owned subsidiary of SunPower (“Seller”), to acquire an interest in the 5 MW project which holds roof-mounted solar photovoltaic systems being installed at certain Macy’s department stores in Maryland (the “Macy’s Maryland Project”) for $12.0 million in cash (the “Acquisition”). Ownership and cash flows of the Macy’s Maryland Project are subject to a tax equity financing arrangement with an affiliate of PNC Bank. The Acquisition is expected to close on July 1, 2016, subject to customary closing conditions, and OpCo expects to fund 100% of the purchase price for the Macy’s Maryland Project with cash on hand.

The Contribution Agreement contains customary representations, warranties and covenants of OpCo and Seller. Seller and OpCo have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Contribution Agreement, subject to certain limitations and survival periods. SunPower has agreed to guarantee the obligations of Seller, subject to certain limitations.

The terms of the Acquisition were approved by the board of directors (the “Board”) of the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee engaged an independent financial advisor and independent legal counsel to assist in evaluating the Acquisition.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Waiver to ROFO Agreement

On June 28, 2016, OpCo entered into an Amendment and Waiver No. 2 to Right of First Offer Agreement (the “Waiver”) with First Solar. Pursuant to the Right of First Offer Agreement, dated as of June 24, 2015, as amended, between OpCo and First Solar (the “ROFO Agreement”), First Solar previously granted to OpCo a right of first offer to purchase certain solar energy generating facilities for a period of five years. Such solar projects included the 250 MW Moapa solar generation project in Clark County, Nevada (“Moapa”). Pursuant to the Waiver, OpCo waived its rights under the ROFO Agreement with respect to Moapa. Concurrently, OpCo’s rights under the ROFO Agreement were expanded to cover First Solar’s 130 MW California Flats and 150 MW California Flats facilities in Monterey County, California, which had not previously been subject to the ROFO Agreement. The Waiver also contains customary representations, warranties and agreements of OpCo and First Solar.

The terms of the Waiver were approved by the Board of the General Partner and by the Conflicts Committee. The Conflicts Committee consulted independent legal counsel in evaluating the Waiver.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On June 29, 2016, the Partnership issued a press release reporting the Partnership’s financial and operating results for the second quarter ended May 31, 2016. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 2.02 and in Exhibit 99.1 shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
2.1	Contribution Agreement dated June 29, 2016 by and among SunPower AssetCo, LLC, 8point3 Operating Company, LLC and SunPower Corporation.
10.1	Amendment and Waiver No. 2 to the Right of First Offer Agreement dated June 28, 2016, by and between 8point3 Operating Company, LLC and First Solar, Inc.
99.1	Press Release dated June 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

	By:	8point3 General Partner, LLC,
its general partner

Date: June 29, 2016	By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

INDEX TO EXHIBITS

Number	Description
2.1	Contribution Agreement dated June 29, 2016 by and among SunPower AssetCo, LLC, 8point3 Operating Company, LLC and SunPower Corporation.
10.1	Amendment and Waiver No. 2 to the Right of First Offer Agreement dated June 28, 2016, by and between 8point3 Operating Company, LLC and First Solar, Inc.
99.1	Press Release dated June 29, 2016.

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